SLM Student Loan Trust 2004-6 Quarterly Servicing Report
Report Date: 3/31/2005 Reporting Period: 1/1/05-3/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		12/31/2004	Activity	3/31/2005

A	i	Portfolio Balance	$2,498,449,755.18	$(187,383,260.17)	$2,311,066,495.01
	ii	Interest to be Capitalized	29,704,155.69		31,393,350.76

	iii	Total Pool	$2,528,153,910.87		$2,342,459,845.77

	iv	Specified Reserve Account Balance	6,320,384.78		5,856,149.61

	v	Total Adjusted Pool	$2,534,474,295.65		$2,348,315,995.38

B	i	Weighted Average Coupon (WAC)	3.171%		3.160%
	ii	Weighted Average Remaining Term	125.60		123.89
	iii	Number of Loans	666,542		627,513
	iv	Number of Borrowers	356,471		338,520
	v	Aggregate Outstanding Principal Balance - T-Bill	$320,523,672.31		$286,328,858.43
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$2,207,630,238.56		$2,056,130,987.34

						% of		% of
C	Notes			Spread	Balance 1/25/05	O/S Securities	Balance 4/25/05	O/S Securities

	i	A-1 Notes	78442GLZ7	0.000%	$182,622,404.48	7.136%	$0.00	0.000%
	ii	A-2 Notes	78442GMA1	0.040%	897,000,000.00	35.050%	888,489,941.29	37.520%
	iii	A-3 Notes	78442GMB9	0.100%	467,000,000.00	18.248%	467,000,000.00	19.721%
	iv	A-4 Notes	78442GMC7	0.150%	579,000,000.00	22.624%	579,000,000.00	24.450%
	v	A-5 Notes	78442GMD5	0.170%	342,664,000.00	13.389%	342,664,000.00	14.470%
	vi	B Notes	78442GME3	0.380%	90,918,000.00	3.553%	90,918,000.00	3.839%

	vii	Total Notes			$2,559,204,404.48	100.000%	$2,368,071,941.29	100.000%

D	Reserve Account		1/25/2005	4/25/2005

	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$6,320,384.78	$5,856,149.61
	iv	Reserve Account Floor Balance ($)	$3,000,577.00	$3,000,577.00
	v	Current Reserve Acct Balance ($)	$6,320,384.78	$5,856,149.61

E	Asset/Liability		1/25/2005	4/25/2005

	i	Total Adjusted Pool	$2,534,474,295.65	$2,348,315,995.38
	ii	Total Outstanding Balance Notes	$2,559,204,404.48	$2,368,071,941.29
	iii	Difference	$(24,730,108.83)	$(19,755,945.91)
	iv	Parity Ratio	0.99034	0.99166

II. 2004-6 Transactions from: 12/31/2004 through 3/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$182,600,590.19
	ii	Principal Collections from Guarantor	9,502,637.14
	iii	Principal Reimbursements	635,093.45
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$192,738,320.78

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$28,483.50
	ii	Capitalized Interest	(5,383,544.11)

	iii	Total Non-Cash Principal Activity	$(5,355,060.61)

C	Total Student Loan Principal Activity		$187,383,260.17

D	Student Loan Interest Activity
	i	Regular Interest Collections	$6,148,247.13
	ii	Interest Claims Received from Guarantors	257,225.16
	iii	Collection Fees/Returned Items	84,992.35
	iv	Late Fee Reimbursements	360,128.67
	v	Interest Reimbursements	43,554.87
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	6,999,920.88
	viii	Subsidy Payments	6,367,287.54

	ix	Total Interest Collections	$20,261,356.60

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(2,767.14)
	ii	Capitalized Interest	5,383,544.11

	iii	Total Non-Cash Interest Adjustments	$5,380,776.97

F	Total Student Loan Interest Activity		$25,642,133.57

G	Non-Reimbursable Losses During Collection Period		$510.97

H	Cumulative Non-Reimbursable Losses to Date		$639.93

III. 2004-6 Collection Account Activity 12/31/2004 through 3/31/2005

A	Principal Collections
	i	Principal Payments Received	$35,927,312.56
	ii	Consolidation Principal Payments	156,175,914.77
	iii	Reimbursements by Seller	11,435.00
	iv	Borrower Benefits Reimbursements	28,835.67
	v	Reimbursements by Servicer	401.60
	vi	Re-purchased Principal	594,421.18

	vii	Total Principal Collections	$192,738,320.78

B	Interest Collections
	i	Interest Payments Received	$18,584,365.80
	ii	Consolidation Interest Payments	1,188,314.91
	iii	Reimbursements by Seller	220.15
	iv	Borrower Benefits Reimbursements	4,362.11
	v	Reimbursements by Servicer	31,303.61
	vi	Re-purchased Interest	7,669.00
	vii	Collection Fees/Return Items	84,992.35
	viii	Late Fees	360,128.67

	ix	Total Interest Collections	$20,261,356.60

C	Other Reimbursements		$82,975.87

D	Reserves in Excess of the Requirement		$464,235.17

E	Interest Rate Cap Proceeds		$0.00

F	Administrator Account Investment Income		$0.00

G	Investment Earnings for Period in Trust Accounts		$1,020,201.41

H	Funds borrowed during previous distribution		$0.00

I	Funds borrowed from subsequent distribution		$0.00

	TOTAL AVAILABLE FUNDS		$214,567,089.83

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(3,703,150.24)

J	NET AVAILABLE FUNDS		$210,863,939.59

K	Servicing Fees Due for Current Period		$1,781,267.37

L	Carryover Servicing Fees Due		$0.00

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$1,801,267.37

IV. 2004-6 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005
INTERIM:
In School
Current	2.771%	2.772%	274,720	53,798	41.216%	8.573%	$1,139,456,498.56	$211,252,260.32	45.607%	9.141%

Grace
Current	2.774%	2.771%	53,148	246,162	7.974%	39.228%	210,549,689.89	1,019,609,136.10	8.427%	44.119%

TOTAL INTERIM	2.771%	2.771%	327,868	299,960	49.189%	47.801%	$1,350,006,188.45	$1,230,861,396.42	54.034%	53.259%
REPAYMENT
Active
Current	3.742%	3.760%	194,159	172,553	29.129%	27.498%	$655,576,223.29	$547,755,672.54	26.239%	23.701%
31-60 Days Delinquent	3.659%	3.739%	18,671	12,868	2.801%	2.051%	60,748,215.26	42,439,117.28	2.431%	1.836%
61-90 Days Delinquent	3.723%	3.660%	10,090	9,933	1.514%	1.583%	30,440,103.48	32,948,585.21	1.218%	1.426%
91-120 Days Delinquent	3.728%	3.526%	7,096	10,665	1.065%	1.700%	19,698,125.29	36,016,670.00	0.788%	1.558%
> 120 Days Delinquent	3.684%	3.652%	21,417	23,066	3.213%	3.676%	57,118,521.52	63,058,571.53	2.286%	2.729%

Deferment
Current	3.067%	3.004%	42,847	49,943	6.428%	7.959%	149,351,402.86	171,982,025.82	5.978%	7.442%

Forbearance
Current	3.711%	3.646%	42,227	46,626	6.335%	7.430%	169,029,223.08	180,549,003.79	6.765%	7.812%

TOTAL REPAYMENT	3.641%	3.602%	336,507	325,654	50.485%	51.896%	$1,141,961,814.78	$1,074,749,646.17	45.707%	46.504%
Claims in Process (1)	3.690%	3.692%	2,167	1,899	0.325%	0.303%	$6,481,751.95	$5,455,452.42	0.259%	0.236%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.171%	3.160%	666,542	627,513	100.000%	100.000%	$2,498,449,755.18	$2,311,066,495.01	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2004-6 Portfolio Characteristics by Loan Type and School Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.058%	349,785	$1,129,108,845.96	48.857%
- GSL — Unsubsidized	3.012%	239,948	966,033,251.52	41.800%
- PLUS Loans	4.302%	36,379	211,263,041.13	9.141%
- SLS Loans	5.308%	1,401	4,661,356.40	0.202%

- Total	3.160%	627,513	$2,311,066,495.01	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.138%	504,755	$2,022,474,625.93	87.513%
- Two Year	3.259%	85,893	200,944,646.24	8.695%
- Technical	3.431%	36,859	87,636,362.02	3.792%
- Other	3.334%	6	10,860.82	0.000%

- Total	3.160%	627,513	$2,311,066,495.01	100.000%

*Percentages may not total 100% due to rounding.

VI. 2004-6 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$13,347,227.62
B	Interest Subsidy Payments Accrued During Collection Period		5,294,609.48
C	SAP Payments Accrued During Collection Period		9,420,249.63
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)		1,020,201.41
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$29,082,288.14
G	Interest Rate Cap Payments Due to the Trust

			Cap

	i	Cap Notional Amount	$525,000,000.00

	ii	Libor (Interpolated first period)	2.70000%
	iii	Cap %	6.00000%

	iv	Excess Over Cap ( ii-iii )	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2004-6 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.006750000	1/25/05 - 4/25/05	2.70000%

B	Class A-2 Interest Rate	0.006850000	1/25/05 - 4/25/05	2.74000%

C	Class A-3 Interest Rate	0.007000000	1/25/05 - 4/25/05	2.80000%

D	Class A-4 Interest Rate	0.007125000	1/25/05 - 4/25/05	2.85000%

E	Class A-5 Interest Rate	0.007175000	1/25/05 - 4/25/05	2.87000%

F	Class B Interest Rate	0.007700000	1/25/05 - 4/25/05	3.08000%

VIII. 2004-6 Inputs From Initial Period 12/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,498,449,755.18
	ii	Interest To Be Capitalized	29,704,155.69

	iii	Total Pool	$2,528,153,910.87
	iv	Specified Reserve Account Balance	6,320,384.78

	v	Total Adjusted Pool	$2,534,474,295.65

B	Total Note and Certificate Factor		0.844459713
C	Total Note Balance		$2,559,204,404.48

D	Note Balance 1/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	0.279239151	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$182,622,404.48	$897,000,000.00	$467,000,000.00	$579,000,000.00	$342,664,000.00	$90,918,000.00

	iii	Note Principal Shortfall	$24,730,108.83	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$6,320,384.78
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-6 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$210,863,939.59	$210,863,939.59

B	Primary Servicing Fees-Current Month		$1,781,267.37	$209,082,672.22

C	Administration Fee		$20,000.00	$209,062,672.22

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$1,232,701.23	$207,829,970.99
	ii	Class A-2	$6,144,450.00	$201,685,520.99
	iii	Class A-3	$3,269,000.00	$198,416,520.99
	iv	Class A-4	$4,125,375.00	$194,291,145.99
	v	Class A-5	$2,458,614.20	$191,832,531.79
	vi	Class B	$700,068.60	$191,132,463.19

	vii	Total Noteholder's Interest Distribution	$17,930,209.03

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$182,622,404.48	$8,510,058.71
	ii	Class A-2	$8,510,058.71	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00
	vi	Class B	$0.00	$0.00

	vii	Total Noteholder's Principal Distribution	$191,132,463.19

F	Increase to the Specified Reserve Account Balance		$0.00	$0.00

G	Carryover Servicing Fees		$0.00	$0.00

H	Excess to Certificateholder		$0.00	$0.00

X. 2004-6 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due	$1,232,701.23	$6,144,450.00	$3,269,000.00	$4,125,375.00	$2,458,614.20	$700,068.60
	ii	Quarterly Interest Paid	1,232,701.23	6,144,450.00	3,269,000.00	4,125,375.00	2,458,614.20	700,068.60

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$182,622,404.48	$28,266,004.62	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	182,622,404.48	8,510,058.71	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$19,755,945.91	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$183,855,105.71	$14,654,508.71	$3,269,000.00	$4,125,375.00	$2,458,614.20	$700,068.60

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 3/31/05	$2,559,204,404.48
	ii	Adjusted Pool Balance 3/31/05	2,348,315,995.38

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$210,888,409.10

	iv	Adjusted Pool Balance 12/31/04	$2,534,474,295.65
	v	Adjusted Pool Balance 3/31/05	2,348,315,995.38

	vi	Current Principal Due (iv-v)	$186,158,300.27
	vii	Principal Shortfall from Prior Period	24,730,108.83

	viii	Principal Distribution Amount (vi + vii)	$210,888,409.10

	ix	Principal Distribution Amount Paid	$191,132,463.19

	x	Principal Shortfall (viii - ix)	$19,755,945.91

C		Total Principal Distribution	$191,132,463.19
D		Total Interest Distribution	17,930,209.03

E		Total Cash Distributions	$209,062,672.22

F	Note Balances			1/25/2005	Paydown Factor	4/25/2005
	i	A-1 Note Balance	78442GLZ7	$182,622,404.48		$0.00
		A-1 Note Pool Factor		0.279239151	(0.279239151)	0.000000000

	ii	A-2 Note Balance	78442GMA1	$897,000,000.00		$888,489,941.29
		A-2 Note Pool Factor		1.000000000	(0.009487245)	0.990512755

	iii	A-3 Note Balance	78442GMB9	$467,000,000.00		$467,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GMC7	$579,000,000.00		$579,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GMD5	$342,664,000.00		$342,664,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78442GME3	$90,918,000.00		$90,918,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance	$6,320,384.78
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$6,320,384.78
	iv	Required Reserve Account Balance	$5,856,149.61

	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve - Release to Waterfall	$464,235.17
	vii	Ending Reserve Account Balance	$5,856,149.61

XI. 2004-6 Historical Pool Information

			1/1/05-3/31/05	10/1/04-12/31/04	6/30/04 - 9/30/04

Beginning Student Loan Portfolio Balance			$2,498,449,755.18	$2,723,218,804.59	$2,945,462,996.92

	Student Loan Principal Activity
	i	Regular Principal Collections	$182,600,590.19	$231,094,272.61	$225,496,787.89
	ii	Principal Collections from Guarantor	9,502,637.14	3,062,535.40	1,559,675.81
	iii	Principal Reimbursements	635,093.45	862,711.88	634,343.18
	iv	Other System Adjustments	0.00	0.00	0.00

	v	Total Principal Collections	$192,738,320.78	$235,019,519.89	$227,690,806.88
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$28,483.50	$42,250.83	$99,149.62
	ii	Capitalized Interest	(5,383,544.11)	(10,292,721.31)	(5,545,764.17)

	iii	Total Non-Cash Principal Activity	$(5,355,060.61)	$(10,250,470.48)	$(5,446,614.55)

(-)	Total Student Loan Principal Activity		$187,383,260.17	$224,769,049.41	$222,244,192.33

	Student Loan Interest Activity
	i	Regular Interest Collections	$257,225.16	$57,549.41	$13,590.86
	ii	Interest Claims Received from Guarantors	84,992.35	47,506.19	41,095.64
	iii	Collection Fees/Returned Items	360,128.67	275,482.50	321,058.74
	iv	Late Fee Reimbursements	43,554.87	32,247.78	10,799.29
	v	Interest Reimbursements	0.00	0.00	0.00
	vi	Other System Adjustments	6,999,920.88	4,113,424.67	11,018.17
	vii	Special Allowance Payments	6,367,287.54	7,539,856.86	87,863.43
	viii	Subsidy Payments	20,261,356.60	18,718,397.11	7,331,480.21

	ix	Total Interest Collections	$34,374,466.07	$30,784,464.52	$7,816,906.34

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(2,767.14)	$(7,958.31)	$(2,163.86)
	ii	Capitalized Interest	5,383,544.11	10,292,721.31	5,545,764.17

	iii	Total Non-Cash Interest Adjustments	$5,380,776.97	$10,284,763.00	$5,543,600.31

	Total Student Loan Interest Activity		$39,755,243.04	$41,069,227.52	$13,360,506.65

(=)	Ending Student Loan Portfolio Balance		$2,311,066,495.01	$2,498,449,755.18	$2,723,218,804.59
(+)	Interest to be Capitalized		$31,393,350.76	$29,704,155.69	$33,452,821.41

(=)	TOTAL POOL		$2,342,459,845.77	$2,528,153,910.87	$2,756,671,626.00

(+)	Reserve Account Balance		$5,856,149.61	$6,320,384.78	$6,891,679.07

(=)	Total Adjusted Pool		$2,348,315,995.38	$2,534,474,295.65	$2,763,563,305.07

XII. 2004-6 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-04	$2,756,671,626	21.03%
Jan-05	$2,528,153,911	23.66%
Apr-05	$2,342,459,846	23.44%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.